EXHIBIT 15.2

[Letterhead of TransAsia Lawyers]

April 27, 2012

Renren Inc.

23/F, Jing An Center

8 North Third Ring Road East

Beijing 100028

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the captions of “Item 3.D—Risk Factors”, “Item 4.B—Business Overview—Regulation” and “Item 10. E.—Taxation” in Renren Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of April 2012.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers